AMENDMENT TO THE AMENDED AND RESTATED MASTER TRANSFER

            AGENCY AND SERVICE AGREEMENT BETWEEN JOHN HANCOCK FUNDS

          AND JOHN HANCOCK SIGNATURE SERVICES, INC. DATED JUNE 1, 1998

                        ANTI-MONEY LAUNDERING AND PRIVACY

This Amendment ("Amendment") is made as of July 1, 2003 between the registered investment companies specified in Schedule A of the Amended and Restated Master Transfer Agency and Service Agreement (the "Agreement"), each a Massachusetts business trust (each individually referred to as "Fund" and collectively referred to as "Funds"), having a principal office and place of business at 101 Huntington Avenue, Boston, MA 02199, and John Hancock Signature Services, Inc, a Delaware corporation, having its principal place of business at 101 Huntington Avenue, Boston, MA 02199 (the "Transfer Agent"). The parties hereby amend the Master Transfer Agency and Service Agreement dates as of June 1, 1998 (the "Agreement"), as set forth below. Unless otherwise provided, capitalized terms used herein shall have the same meanings given to such terms in the Agreement.

For purposes of this Amendment only, John Hancock Funds, LLC ("JHF") having a principal place of business at 101 Huntington Avenue, Boston, MA 02199, shall be a party.

                        Privacy of Consumer Information
                        -------------------------------

WHEREAS, it is reasonably necessary for each Fund to furnish to Transfer Agent and/or JHF certain information about Fund customers or prospective customers ("customer information"), to enable Transfer Agent and/or JHF to perform services for Fund; and

WHEREAS, Fund and/or its representative has provided and/or will provide customer information to Transfer Agent and JHF for the purpose of performing one or more tasks for Fund; and

WHEREAS, Fund is legally required to protect the confidentiality of customer information; and

WHEREAS, JHF and Transfer Agent are required to comply with the John Hancock Financial Services, Inc. Privacy Policy;

NOW THEREFORE, Transfer Agent, JHF and Fund agree as follows:

1. Transfer Agent and JHF will not disclose any customer information provided to it by or on behalf of Fund to any unaffiliated third party except to the extent reasonably necessary to satisfy the purpose for which the customer information was provided to Transfer Agent and/or JHF, and provided that Transfer Agent and JHF will impose on such third party the same confidentiality requirements that Transfer Agent and JHF are required to abide by with respect to the customer information.

2. Transfer Agent and JHF will not use customer information for any purpose other than the specific purpose for which it was provided to Transfer Agent and/or JHF by or on behalf of Fund, and will make customer information available to its employees only as reasonably necessary to satisfy the purpose for which the customer information was provided.

3. Transfer Agent and JHF will maintain reasonable security guidelines to ensure its ability to comply with these requirements.


4. This Agreement shall be in addition to any confidentiality provisions in any existing agreement between the parties; provided, however, that in the event of a conflict, the provision that provides the most confidentiality or security protection for customer information shall prevail.

                              Anti-Money Laundering
                              ---------------------

WHEREAS, the Bank Secrecy Act, as amended by the USA PATRIOT Act, requires the Fund to develop and implement an anti-money laundering program ("AML Program"); and

WHEREAS, the Fund and JHF have adopted the John Hancock Funds Anti-Money Laundering Program ("JHF AML Program") set forth in Schedule 1 hereto; and

WHEREAS, pursuant to this Amendment the Funds will rely on each other's performance and/or delegation of customer identification and other AML Program requirements, and will provide appropriate certification to each other when required under USA PATRIOT Act regulations; and

WHEREAS, the Transfer Agent has adopted the John Hancock Signature Services Anti-Money Laundering Program ("JHSS AML Program") set forth in Schedule 2 hereto; and

WHEREAS, the Fund and JHF wish to delegate certain aspects of the implementation and operation of the JHF AML Program to the Transfer Agent as specified in the JHF Anti-Money Laundering Program; and

WHEREAS, the Transfer Agent desires to accept such delegation.

NOW THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties agree as follows:

1. Delegation. The Fund hereby delegates to the Transfer Agent responsibility for the implementation and operation of the following policies and procedures in connection with the JHF AML
              Program: (i) customer identification procedures ("CIP") by October 1, 2003, including Office of Foreign Asset Control list screening procedures; (ii) monitoring accounts and identifying high risk accounts according to the current Transfer Agency procedures; (iii) no cash policy; (iv) policies and procedures


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


              for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) detecting and reporting suspicious activity to the Office of Business Conduct; (vi) procedures for researching and responding to law enforcement requests to Financial Institutions under Section 314(a) of the USA PATRIOT Act; (vii) policies and procedures for reliance on third parties with whom JHSS contracts, and (vii) all related recordkeeping requirements. The Transfer Agent accepts such delegation and further agrees to cooperate with the Fund's AML Compliance Officer in the performance of the Transfer Agent's responsibilities under the JHF AML Program.

2. The AML Program. The Transfer Agent hereby represents and warrants that the Transfer Agent has received a copy of the Fund's current JHF AML Program and undertakes to perform all responsibilities imposed on the Transfer Agent as a service provider as determined therein. The Fund hereby agrees to provide to the Transfer Agent any amendment(s) to the JHF AML Program promptly after adoption of any such amendment(s) by the Fund.

3. Consent to Examination. The Transfer Agent hereby consents to: (a) provide to federal examination authorities information and records relating to the JHF AML Program maintained by the Transfer Agent; and (b) the inspection of the Transfer Agent AML Program by federal examination authorities or the Fund's delegate.

4. Anti-Money Laundering Program. The Transfer Agent hereby represents and warrants that it has implemented and enforces an Anti-Money Laundering Program that complies with laws, regulations and regulatory guidance applicable to the Funds and the Transfer Agent and includes, or will include, not later than the effective date(s) of such laws, regulations and regulatory guidance the following:

                 a. customer identification  procedures ("CIP"),  separately, or in conjunction with JHF or Fund procedures, including Office of Foreign Asset Control list screening procedures;

                 b. due  diligence  policies for  correspondent  accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;

                 c. reasonable internal procedures and controls to detect and report suspicious activities to the Office of Business Conduct;

                 d. procedures  to monitor  accounts and identify  high-risk accounts;

                 e. procedures for  researching  and escalating  responses to law  enforcement  requests to Financial  Institutions  under
                    Section 314(a) of the USA PATRIOT Act;


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



                 f. a compliance officer or committee with responsibility for implementing the anti-money lauf. employee training, including that: (i) new employees receive anti-money laundering training upon the commencement of their employment; and (ii) existing employees receive anti-money laundering training at the time such employees assume duties that bring them into contact with possible money laundering activities;

                 g. procedures   to  address  all   related   recordkeeping
                    requirements.

5. Delivery of Documents. The Transfer Agent agrees to furnish to the Fund and JHF the following documents:

                 a. a copy of the JHSS AML  Program  as in effect on the date hereof, and any material amendment thereto, including the CIP, promptly after the adoption of any such amendment;

                 b. a  copy  of  any  deficiency   letter  sent  by  federal
                    examination authorities concerning the JHSS AML Program; and

                 c. periodic   reports   concerning  the  Transfer   Agent's
                    compliance with the JHSS AML Program and/or the JHF AML Program at such times as may be reasonably requested by the Fund's Board of Trustees or Anti-Money Laundering Compliance Officer.

                 d. annual  certification  to the  Funds  and JHF  that  the
                    Transfer Agent has implemented an anti-money laundering program, including the CIP, and will perform (or its agent will perform) the specified requirements of the anti-money laundering programs, including the CIP, of the Funds and JHF as specified in this Agreement.

6. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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



   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers hereunder duly authorized as of the day and year first above written.


                                        FUND (Listed in Schedule A of the Master
                                        Transfer Agency and Service Agreement)



                                        By:   /s/Richard A. Brown
                                              -------------------
                                              Richard A. Brown



                                        JOHN HANCOCK SIGNATURE SERVICES, INC.


                                        By:   /s/John Hatch
                                              -------------
                                              John Hatch



                                        JOHN HANCOCK FUNDS, LLC.


                                        By:   /s/Richard A. Brown
                                              -------------------
                                              Richard A. Brown


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